EXHIBIT 10.31
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                                   EMPLOYMENT AGREEMENT

     This agreement is made as of January 1, 1996 between DVL, Inc., a Delaware corporation (the "Company"), and Robert W. LoSchiavo (the "Employee").

                                        RECITALS

     The Company desires to employ the Employee as an executive officer, and the Employee desires to continue to provide his services, upon the terms and conditions hereinafter set forth.

                                       WITNESSETH:

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

     1. EMPLOYMENT. The Company hereby employs the Employee as the General Counsel,
Vice President and Secretary of the Company, and the Employee accepts such employment.
During the term of employment under this Agreement (the "Employment Term"), the Employee shall perform such duties as shall reasonably be required of him by the President of the Company

     2. EMPLOYMENT TERM. Unless terminated in accordance with Sections 4 or 5, the
Employment Term shall consist of a term of twelve (12) months beginning on the date hereof.

     3. COMPENSATION.

          (a) The basic annual compensation of the Employee for his employment services hereunder shall be $150,000 (the "Salary"), which shall be payable in accordance with Company policy.

             (b) In addition, the Employee shall be entitled to receive reimbursement throughout the Employment Term for normal business expenses, including business-related meals and travel expenses.

           (c) The Company will continue to provide the Employee with the existing health insurance benefits, disability and life insurance coverage and other standard benefits in accordance with current Company policy as described in the attached schedules.

     4. TERMINATION WITHOUT COMPENSATION.

          (a) The Employment Term may be terminated with cause by the Company without written notice only upon the occurrence of any of the following:

               (i) the inability of the Employee to perform his duties hereunder by reason of any mental or physical disability for a period of more than six consecutive months;

              (ii) the death of the Employee; or

             (iii) the conviction of the Employee of a felony.

    5.  TERMINATION WITH COMPENSATION.

          The Company shall have the right at any time to terminate the
Employment
Term without cause, to not renew the Employment Agreement or not renew the Employment
Agreement at the same salary level at the end of its term. If the Employee is terminated without cause the Employee shall be entitled to receive a single payment upon notice of termination equal to one-half of one year's salary (the "Termination
Payment"). If the Company does not renew the Employment Agreement or does not renew the Employment Agreement at the same salary level, the Employee shall receive a payment equal to one-half of the Termination Payment upon non-renewal and three
 (3)
monthly payments, beginning with the date of non-renewal, equal to $12,500.00 each.

     6.  INDEMNIFICATION.  Regardless of employment status, the Company shall fully
indemnify and pay all legal fees in connection with any action, proceeding, investigation or appeal as well as judgments, fines or penalties levied against the
Employee in connection with any matter related to his current or former employment.
 Further, Employee has the right to retain, at the Company's sole cost and expense, counsel, which in the Employee's reasonable discretion, is necessary for the
representation of the Employee.   This paragraph shall be effective
notwithstanding
any repeal of Section 145 of the Delaware General Corporation Law or the termination of this Agreement whether caused by Employee or by the Company.

     7.  GENERAL.

         (a) GOVERNING LAW. The terms of this Agreement shall be governed by the laws of the State of New Jersey.

        (b) ASSIGNABILITY. The Employee may not assign his interest in or delegate his duties under this Agreement.

       (c) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns.

        (d) NOTICES. Any notices required hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the following addresses (or to such other address as one party may designate by written notice to the other):

          If to the Employee:  Robert W. LoSchiavo
                               372 Carriage Lane
                               Wyckoff, NJ  07481

          If to the Company:   DVL, Inc.
                               24 River Road
                               Bogota, NJ  07603

        (e) ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

        (f) DURATION. Notwithstanding the termination of the Employment Term and of the Employee's employment by the Company, this Agreement shall continue to bind the parties for so long as any obligations remain under this Agreement.

        (e) WAIVER. No waiver by the Company of any breach by the Employee of this
Agreement shall be construed to be a waiver as to succeeding breaches.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement as of the date first written above.

                                          DVL, INC.


                                          By: Alan E. Casnoff
                                              ----------------------------------
                                              Alan E. Casnoff




                                              Robert W. LoSchiavo
                                              ----------------------------------
                                              Robert W. LoSchiavo